                                                                   EXHIBIT 2.3


                                    GUARANTY


     THIS GUARANTY (this "Guaranty"), dated as of June 18, 1998 is entered into by Boca Research, Inc., a Florida corporation (the "Guarantor"), in favor of Global Village Communication, Inc., a Delaware corporation (together with its permitted successors and assigns, the "Guaranteed Party").

                                    RECITALS

     A. Boca Global, Inc., a Florida corporation ("Company"), proposes to issue that certain Note dated as of June 18, 1998 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Note") among the Company, the Guarantor and the Guaranteed Party. As a condition to purchasing the Note, the Guaranteed Party has required that the Guarantor deliver this Guaranty. Company and Guarantor are sometimes referred to herein as the "Guarantor Parties". When capitalized and used herein, terms defined in the Note and not otherwise defined herein shall have the meanings ascribed to them in the Note; and

     B. The Guaranteed Party requires, as a condition to purchasing the Note, that the Guarantor execute and deliver this Guaranty.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and to induce the Guaranteed Party to purchase the Note, the Guarantor agrees with the Guaranteed Party as follows:

     SECTION 1. THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:

          Section 1.1 GUARANTY OF EXTENSIONS OF CREDIT TO COMPANY. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Party the prompt payment and performance of all of the obligations of the Company under the Note (including all interest and costs of enforcement which may at any time accrue with respect to the obligations or which would accrue but for the operation of any provision or doctrine with respect to the Bankruptcy Code, as hereinafter defined, and whether or not an allowed claim) (the "Guaranteed Obligations"). The Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be unaffected by:

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, the Note or other agreement, document or instrument to which any Guarantor Party is or are or may become a party;

               (b) the absence of any action to enforce this Guaranty, the Note or waiver or consent by the Guaranteed Party with respect to any of the provisions hereof or thereof;

               (c) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of any other Guarantor Party including, but not limited to, (i) the Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. ss. 101 ET SEQ.) or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, or (ii) the disallowance of all or any portion of the Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code;

               (d) any merger or consolidation of any Guarantor Party into or with any other Person, or any sale, lease or transfer of any or all of the assets of any other Guarantor Party to any other Person;

               (e) any circumstance which might constitute a defense available to, or a discharge of any other Guarantor Party;

               (f) any sale, transfer or other disposition of any stock of any Guarantor Party;

               (g) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (g); or

               (h) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until all of the Guaranteed Obligations have been fully paid and performed. The Guarantor shall be regarded, and shall be in the same position, as principal obligor (and not merely as surety) with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of the Company or any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest and costs of enforcement or preservation which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Party to proceed in respect of the Guaranteed Obligations against the Company, any other Guarantor Party or any other party before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Party which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty unless the Guaranteed Party has specifically agreed otherwise in writing.

          Section 1.2 MAXIMUM GUARANTEED AMOUNT. Notwithstanding any other provision of this Guaranty to the contrary, if the obligations of the Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of the Guarantor's liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          Section 1.3 DEMAND BY THE GUARANTEED PARTY. In addition to the terms of the Guaranty set forth in Section 1.1 hereof, but subject to the limitations contained in Section 1.2, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the Guaranteed Obligations becomes due and payable due to an Event of Default (as defined in the Note), then the obligations of the Guarantor shall immediately without notice or demand, become due and payable and Guarantor shall pay to the Guaranteed Party the Guaranteed Obligations. If the Guaranteed Party fails to pay the Guaranteed Obligations and such Event of Default is pursuant to Section 3(a) of the Note, the Guaranteed Party shall be entitled, in addition to all other rights granted to the Guaranteed Party hereunder, to demand, at any time, that the Guarantor issue and register shares of its Common Stock pursuant to the terms of Section 1.5 hereto.

          Section 1.4 ENFORCEMENT OF GUARANTY. In no event shall the Guaranteed Party have any obligation (although it is entitled, at its option) to proceed against the Company or any other Person before seeking satisfaction from the Guarantor. The Obligations of Guarantor hereunder are independent of the obligations of any other Guarantor Party, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other guarantor or any other Guarantor Party, and whether or not any other guarantor or any other Guarantor Party be joined in any such action or actions.

          Section 1.5 COMMON STOCK ISSUANCE. In the event that the Guaranteed Party demands that the Guarantor issue shares of its Common Stock pursuant to
Section 1.3, the Guarantor shall issue, within five (5) business days of the date of such notice, to the Escrow Agent (as defined below, for the benefit of the Guaranteed Party) such number of shares of Guarantor's outstanding Common Stock (the "Shares") having an aggregate value equal to 150% of the Guaranteed Obligations which remain unpaid, to be held as additional security for the satisfaction of the Guaranteed Obligations; provided, however, that in no event shall the shares exceed 19.9% of the Guarantor's common stock outstanding immediately prior to the issuance thereof. For purposes of this Section 1.5, the value of a share of Guarantor's Common Stock shall be the closing price on the third day of trading after the occurrence of an Event of Default under the Note. Guarantor covenants and agrees that it will use its best efforts to file and have declared effective a registration statement (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering for resale the Shares under the Securities Act of 1933, as amended. Upon the effectiveness of the Registration Statement, the Guaranteed Party, through the Escrow Agent, shall be entitled to sell that number of the Shares as will enable the Guaranteed Party to receive, in net proceeds, the Guaranteed Obligations. Any Shares not sold in satisfaction of the Guaranteed Obligations shall be immediately returned to the Guarantor. In the event that the Escrow Agent shall sell all of the Shares and shall not have received net proceeds sufficient to satisfy the Guaranteed Obligations, the Guarantor shall, upon notice by the Guaranteed Party, immediately pay to the Guaranteed Party such amount as will satisfy the Guaranteed Obligations.

     Upon making demand pursuant to this Section 1.5, the Guaranteed Party shall identify the agent to hold the Shares (the "Escrow Agent") who shall be reasonably satisfactory to the Guarantor. The Escrow Agent shall take direction from the Guaranteed Party with respect to sales of the Shares. The Guaranteed Party hereby agrees that it shall sell the Shares in an orderly manner; however, it being understood and agreed that the determination of the timing, manner and price of such sales shall remain exclusively with the Guaranteed Party; provided that on the 20th business day after the effectiveness of the registration statement, the Escrow Agent shall return to the Guarantor those shares not sold in satisfaction of the guaranteed obligations. In connection with the receipt of the Shares, the Guaranteed Party shall agree to enter into a voting agreement providing that the Guaranteed Party shall vote its shares in the same proportions as the holders of Common Stock of the Guarantor vote their shares with respect to any item brought before the shareholders of the Guarantor.

          Section 1.6 WAIVER. In addition to the waivers contained in Section
1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Guaranteed Party of, this Guaranty. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in a Company's or any other Guarantor Party's financial condition or any other fact which might materially increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against the Guaranteed Party or any Guarantor Party of any kind. The Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Guaranteed Party or any Guarantor Party of any kind which may arise in the future.

          Section 1.7 BENEFIT OF GUARANTY. The provisions of this Guaranty are for the benefit of the Guaranteed Party and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Guarantor Parties and the Guaranteed Party, the obligations of the Guarantor Parties under the Note.

          Section 1.8 REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any of the Guarantor Parties for liquidation or reorganization, in the event any of the Guarantor Parties or the Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Guarantor Parties' or the Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Party, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          Section 1.9 WAIVER OF SUBROGATION. GUARANTOR HEREBY IRREVOCABLY WAIVES, WHILE THE GUARANTEED OBLIGATIONS ARE OUTSTANDING, ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTY AGAINST THE COMPANY AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST THE COMPANY WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

          Section 1.10 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until all the Guaranteed Obligations have been fully paid and performed, (ii) be binding upon the Guarantor and its successors and permitted assigns, and (iii) inure, together with the rights and remedies of the Guaranteed Party hereunder, to the benefit of the Guaranteed Party and its respective successors, transferees, endorsees and assigns.

     SECTION 2. REPRESENTATIONS AND COVENANTS. The Guarantor represents and warrants that:

          (a) the execution, delivery and performance by the Guarantor of this Guaranty is within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Guarantor; and

          (b) this Guaranty constitutes a legal, valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     SECTION 3. FURTHER ASSURANCES. The Guarantor agrees, upon the written request of the Guaranteed Party, and at the Guarantor's expense, to execute and deliver to the Guaranteed Party, from time to time, any additional instruments or documents considered necessary by the Guaranteed Party to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

     SECTION 4. MISCELLANEOUS.

          Section 4.1 AMENDMENTS. Any amendment or waiver of any provision of this Guaranty and any consent to any departure by the Guarantor from any provision of this Guaranty shall be effective only if made or given in writing by the party against which enforcement is sought and to be effective against the Guaranteed Party, such amendment or waiver shall also be signed by an authorized officer.

          Section 4.2 EXPENSES. The Guarantor shall promptly pay to the Guaranteed Party the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Party incurred (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Party under this Guaranty,

(b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Party under this Guaranty or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving the Guarantor, or (c) to attempt to enforce or to enforce any rights of the Guaranteed Party to collect any of the Guaranteed Obligations against Guarantor, including all reasonable fees and expenses of attorneys and paralegals (including charges for inside counsel).

          Section 4.3 SEVERABILITY. The provisions of this Guaranty are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guaranty in any jurisdiction.

          Section 4.4 NOTICES. All notices, requests and other hereunder shall be in accordance with the provisions of the Note with notices to Guarantor to be directed to the address specified for Company therein.

          Section 4.5 ASSIGNABILITY. This Guaranty shall be binding on the Guarantor and its successors and permitted assigns and shall inure to the benefit of the Guaranteed Party and their respective successors, transferees, endorsees and assigns. The Guarantor may not assign this Guaranty.

          Section 4.6 NON-WAIVER. The failure of the Guaranteed Party to exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Guaranteed Party, nor excuse the Guarantor from its obligations hereunder.

          Section 4.7 TERMINATION. Subject to the provisions of Section 1.8, this Guaranty shall terminate upon the payment in full of all obligations under the Note. At the time of such termination, the Guaranteed Party will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

          Section 4.8 COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

          Section 4.9 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTEE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF DELAWARE.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                    BOCA RESEARCH, INC.



                                    /s/ Anthony F. Zalenski
                                    ------------------------------------------
                                    By:     Anthony F. Zalenski
                                    Title:  President/Chief Executive Officer